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ACCOUNTANTS AND                                            [GRANT THORNTON LOGO]
MANAGEMENT CONSULTANTS                                        GRANT THORNTON LLP

The US Member Firm of
Grant Thornton International



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


BioShield Technologies, Inc.
Atlanta, Georgia

We have issued our report dated August 5, 1998, accompanying the financial statements and schedules of BioShield Technologies, Inc. contained in the Registration Statement and Prospectus on Form SB-2. We hereby consent to the use of the aforementioned report in the Post-Effective Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/  GRANT THORNTON LLP

Atlanta, Georgia
June 2, 1999